PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, amended and restated, supplemented or modified from time to time, this “Security Agreement”) is entered into as of December 21, 2021, by and among each of the undersigned identified on the signature pages hereto as Grantors (together with any other entity that may become a party hereto as provided herein, each a “Grantor, and collectively, the “Grantors”), and TEXAS CAPITAL BANK, as lender (the “Lender”).

PRELIMINARY STATEMENTS

A.    Reference is made to that certain Loan Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among HARTE HANKS, INC., a Delaware corporation (“Borrower”), each of the other Loan Parties from time to time party thereto, and the Lender, pursuant to which the Lender has agreed to make loans and other extensions of credit to the Borrower for the purposes set forth therein.

B.    The Loan Parties and/or certain of their Subsidiaries and the Secured Parties have or may enter into certain Bank Products and Swap Agreements (the “Secured Products”).

C.    The Guarantors have provided a guarantee under the Loan Agreement or may from time to time execute a written guaranty whether by means of a joinder or assumption agreement related thereto or otherwise (such guarantee and such written guaranty, joinders and assumption agreements, as they may from time to time be amended, restated, replaced, modified or supplemented, are collectively the “Guaranty”), pursuant to which, upon the terms and conditions stated therein, the Guarantors party thereto have agreed to guarantee the obligations of the Borrower and the other Loan Parties under the Loan Agreement, the other Security Instruments and the Secured Products. The Loan Agreement, the Guaranty, the other Security Instruments and the Secured Products are collectively referred to herein as the “Secured Transaction Documents”.

D.    The Lender and the other Secured Parties have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Grantors of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement to secure all obligations owing to the Lender and the other Secured Parties under the Secured Transaction Documents.

E.    Each Grantor has determined that valuable benefits will be derived by it as a result of the Loan Agreement and the extension of credit made (and to be made) by the Lender thereunder.

ACCORDINGLY, the Grantors and the Lender, on behalf of itself and the other Secured Parties, hereby agree as follows:

ARTICLE I
    DEFINITIONS

1.1    Terms Defined in Loan Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

1.2    Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in Articles 8 or 9 of the UCC.

1.3    Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:

“Amendment” shall have the meaning set forth in Section 4.8 hereof.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Assumption Agreement” means an Assumption Agreement substantially in the form of Annex 1 hereto.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Lender with respect to the Collateral pursuant to any Security Instrument, including the Revolving Credit Borrowing Base Report.

“Commodity Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a commodity intermediary holding such Grantor’s assets, including funds and commodity contracts, and the Lender with respect to collection and control of all deposits, commodity contracts and other balances held in a Commodity Account maintained by any Grantor with such commodity intermediary.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a banking institution holding such Grantor’s funds, and the Lender with respect to collection and control of all deposits and balances held in a Deposit Account maintained by any Grantor with such banking institution.

“Effective Date” means (a) with respect to the Borrower and each other Grantor party hereto on the date hereof, the “Closing Date” as defined in the Loan Agreement, and (b) with respect to each other Grantor, the “Effective Date” as defined in the Assumption Agreement by means of which such Grantor becomes a party hereto.

“Event of Default” means an event described in Section 5.1 hereof.

“Excluded Assets” means, collectively:

(a)    any rights or interest in any lease, contract, license or license agreement covering personal Property or real Property and/or such assets subject thereto, so long as under the terms of such lease, contract, license or license agreement, the grant of a security interest or Lien therein for the benefit of the Secured Parties (i) is prohibited, (ii) would give any other party to such lease, contract, license or license agreement, instrument or indenture the right to terminate its obligations thereunder, or (iii) is permitted only with the consent of another party (including, without limitation, any Governmental Authority) (or would render such lease, contract, license or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such lease, contract, license or license agreement has not been or is not otherwise obtained; provided that, this exclusion shall in no way be construed to apply if any such prohibition is unenforceable under the UCC or any other applicable law (including any Applicable Bankruptcy Law) or so as to limit, impair or otherwise affect the unconditional continuing security interests in and Liens for the benefit of the Secured Parties upon any rights or interests in or to monies due or to become due under any such lease, contract, license or license agreement (including any receivables) and provided further that, with respect to any lease, contract, license or license agreement entered into after the Closing Date, the Loan Parties shall use commercially reasonable efforts to permit Liens for the benefit of the Secured Parties on each such lease, contract, license or license agreement and avoid prohibitions of the types described in clauses (i) through (iii) above;

(b)    any application for registration of a trademark filed in the United States Patent and Trademark Office on an intent to use basis to the extent that the grant of a security interest in any such trademark application would adversely affect the validity or enforceability or result in cancellation or voiding of such trademark application, provided, however, that such trademark applications shall no longer be considered Excluded Assets upon the filing of a Statement of Use or an Amendment to Allege Use has been filed and accepted in the United States Patent and Trademark Office;

(c)    any assets that are subject to a Lien permitted under Section 5.02(g) of the Loan Agreement if the contract or other agreement in which the Lien is granted (or the documentation providing for the Debt secured thereby) prohibits the creation of any other Lien on such assets; provided that immediately upon the ineffectiveness, lapse or termination of any such Lien permitted under Section 5.02(g), such assets shall no longer be considered Excluded Assets pursuant to this clause (c) and the Collateral shall include all such rights and interest in such assets as if such Lien permitted under Section 5.02(g) had never been in effect (unless such asset would constitute as an Excluded Asset under any other clause herein); and

(d)    (i) the Stock of (A) any Foreign Subsidiary and (B) any CFC Holdco, in each case, in excess of 65% of the issued and outstanding voting Stock and (ii) 100% of the issued and outstanding non-voting Stock in any such Person described in the foregoing clause (i); provided, that the limitations described in this clause (d), shall only apply if and solely to the extent providing a Lien to secure the Indebtedness would result in material adverse U.S. tax consequences to a Loan Party under Section 956 of the Code that are not mitigated in substantial part by Section 245A of the Code (or substantially similar successor provisions), solely as a result of granting a security interest in such assets, as reasonably determined by a “Big Four” accounting firm and the Lender has been provided with supporting evidence satisfactory to the Lender.

“Exhibit” refers to a specific exhibit to this Security Agreement (unless another document is specifically referenced) as from time to time supplemented by any Assumption Agreements.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Lender pursuant to this Security Agreement, including without limitation the pledged Stock set forth on Exhibit G hereto.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a securities intermediary holding such Grantor’s assets, including funds and securities, or an issuer of Securities, and the Lender with respect to collection and control of all deposits, securities and other balances held in a Securities Account maintained by any Grantor with such securities intermediary.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, including common stock, preferred stock and any other “equity security” (as defined in Rule 3a11-1 of the General Rules and regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Stock constituting Collateral, any right to receive any Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Stock.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s or any Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II
    GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Lender, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)    all Pledged Collateral;

(ii)    all Accounts;

(iii)    all Chattel Paper;

(iv)    all Copyrights, Patents, Trademarks and other intellectual property;

(v)    all Documents;

(vi)    all Equipment;

(vii)    all Fixtures;

(viii)    all General Intangibles;

(ix)    all Goods;

(x)    all Instruments;

(xi)    all Inventory;

(xii)    all Investment Property;

(xiii)    all cash or cash equivalents;

(xiv)    all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xv)    all Deposit Accounts;

(xvi)    all Commercial Tort Claims listed on Exhibit J hereto;

(xvii)    all Securities Accounts;

(xviii)    all Commodity Accounts; and

(xix)    all accessions to, substitutions for and replacements, Proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Indebtedness; provided, however, that “Collateral” shall not include any Excluded Assets; and provided further, that Excluded Assets shall not include any proceeds, products, substitutions, or replacements of Excluded Assets unless such proceeds, products, substitutions, or replacements of Excluded Assets would otherwise constitute Excluded Assets.

ARTICLE III
    REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Lender and the Secured Parties that:

3.1    Title, Authorization, Validity, Enforceability, and Perfection. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company, partnership, or other similar organizational actions, as applicable, of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H and all filing and recordation fees associated therewith have been paid, the Lender will have a validly perfected security interest in that Collateral of the Grantor in which a security interest may be perfected by filing, subject only to Liens permitted under Section 4.1(e).

3.2    Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Effective Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3    Principal Location. As of the Effective Date, such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

3.4    Collateral Locations. As of the Effective Date, all of such Grantor’s locations where Collateral is located are listed on Exhibit A. As of the Effective Date, all of said locations are owned by such Grantor except for locations which are leased by the Grantor as lessee and designated in Part II(b) of Exhibit A and at which Inventory or other Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part II(c) of Exhibit A.

3.5    Deposit Accounts, Commodity Accounts and Securities Accounts. All of such Grantor’s Deposit Accounts, Commodity Accounts and Securities Accounts as of the Effective Date are listed on Exhibit B.

3.6    Exact Names. As of the Effective Date, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as may be described in Exhibit A, such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7    Letter-of-Credit Rights and Chattel Paper. As of the Effective Date, Exhibit C lists all Letter-of-Credit Rights that are not supporting obligations, and Chattel Paper of such Grantor as of the Effective Date in excess of $1,000,000. All reasonable action by such Grantor necessary or desirable to protect and perfect the Lender’s Lien on each item listed on Exhibit C (including the delivery of all originals (other than with respect to any customer contracts) and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Lender will have a fully perfected security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8    Accounts and Chattel Paper.

(a)    The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by such Grantor from time to time.

(b)    With respect to its Accounts, except as specifically disclosed on the most recent Collateral Report, all Accounts are Eligible Accounts (disregarding for this purpose any Account that would not be an Eligible Account by reason of the exercise of discretion of Lender); to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; such Grantor has not received any written notice of proceedings or actions which are threatened or pending against any Account Debtor which would reasonably be expected to result in a material adverse change in such Account Debtor’s financial condition; and such Grantor has no actual knowledge that any Account Debtor is unable generally to pay its debts as they become due.

(c)    In addition, with respect to all of its Accounts, the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent.

3.9    Intellectual Property. As of the Effective Date, such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Exhibit D. This Security Agreement is effective to create a valid and continuing Lien and, upon filing of appropriate financing statements in the offices listed on Exhibit H and this Security Agreement (or, if applicable, such short-form intellectual property security agreements as the parties may agree upon) with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected security interests in favor of the Lender on such Grantor’s Patents, Trademarks and Copyrights, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor; and all other action reasonably necessary or desirable to protect and perfect the Lender’s Lien on such Grantor’s Patents, Trademarks or Copyrights and requested by Lender shall have been duly taken.

3.10    Filing Requirements. As of the Effective Date, none of its Equipment is covered by any certificate of title, except for the vehicles and other rolling stock in excess of $500,000 described in Part I of Exhibit E. As of the Effective Date, none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for the vehicles described in Part II of Exhibit E and Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. As of the Effective Date, the legal description, county and street address of each property on which any Fixtures in excess of $500,000 are located is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.11    No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Lender on behalf of the Secured Parties as the secured party and as permitted by Section 4.1(e).

3.12    Pledged Collateral.

(a)    Exhibit G sets forth a complete and accurate list of all Pledged Collateral owned by such Grantor as of the Effective Date. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for the security interest granted to the Lender for the benefit of the Secured Parties hereunder or any permitted Lien under any Security Instrument. Such Grantor further represents and warrants that all Pledged Collateral owned by it constituting Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non‑assessable, with respect to any certificates delivered to the Lender representing Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible, all such Pledged Collateral held by a securities intermediary, subject to the limitations herein and the other Security Instruments is covered by a Securities Account Control Agreement and all Pledged Collateral which represents indebtedness owed to such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b)    In addition, except as disclosed in the Loan Agreement, there are existing no options, warrants, calls or commitments of any character whatsoever relating to such Pledged Collateral or which obligate the issuer of any Stock included in the Pledged Collateral to issue additional Stock, and no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c)    Except as set forth in Exhibit G, as of the Effective Date, such Grantor owns 100% of the issued and outstanding Stock which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents indebtedness owed to such Grantor is subordinated in right of payment to other indebtedness or subject to the terms of an indenture.

ARTICLE IV

    COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Assumption Agreement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Assumption Agreement), each such additional Grantor agrees that:

4.1    General.

(a)    Collateral Records. Such Grantor will maintain complete and accurate books and records in all material respects with respect to the Collateral owned by it, and furnish to the Lender, such reports relating to such Collateral as the Lender shall be entitled to request pursuant to the Loan Agreement.

(b)    Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Lender in order to maintain a perfected security interest in the Collateral owned by such Grantor. Any financing statement filed by the Lender may be filed in any filing office in any UCC jurisdiction and may indicate such Grantor’s Collateral as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or by any other description which reasonably approximates the description contained in this Security Agreement, and contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any of such information to the Lender promptly upon request. Such Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c)    Further Assurances. Such Grantor will, if so requested by the Lender, furnish to the Lender, as often as the Lender reasonably requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Lender may reasonably request, all in such detail as the Lender may specify, including, without limitation, any updates or supplements to the information contained in Exhibit A through Exhibit H and Exhibit J attached hereto, all in such detail as the Lender may specify.

(d)    Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it except for dispositions specifically permitted pursuant to the Loan Agreement or any other Security Instrument.

(e)    Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except the security interest created by this Security Agreement, and other Permitted Liens and any other Lien permitted under any Security Instrument.

(f)    Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e).

(g)    Reserved.

(h)    Reserved.

4.2    Receivables.

(a)    Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it.

(b)    Disclosure of Counterclaims on Receivables. If any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists and such discount, credit or rebate exceeds $250,000 or if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to any such Receivable is in excess of $250,000 individually and $500,000 in the aggregate, such Grantor will promptly disclose such fact to the Lender in the next Revolving Credit Borrowing Base Report submitted by it.

(c)    Electronic Chattel Paper. Such Grantor shall take all steps reasonably necessary to grant the Lender Control of all electronic chattel paper in accordance with the UCC.

4.3    Inventory and Equipment.

(a)    Reserved.

(b)    Returned Inventory. All returned Inventory shall be subject to the Lender’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

(c)    Equipment. Such Grantor shall not permit any Equipment in excess of $1,000,000 to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien. Such Grantor will not, without the Lender’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), alter or remove any identifying symbol or number on any of such Grantor’s Equipment constituting Collateral necessary for the Lender to identify such Equipment.

(d)    Vehicles and other Rolling Stock.  Within 45 days (or such later date agreed to by the Lender) after the Lender’s written request therefor, the applicable Grantor will deliver to the Lender or its agent or other designee, the original certificate of title of any vehicle or other rolling stock title certificate, and, in each case, provide and/or file all other documents or instruments reasonably necessary to have the Lien of the Lender noted on any such certificate or with the appropriate state office. Notwithstanding the foregoing, the Grantors shall not be required to deliver to the Lender the original certificates of title with respect to any vehicles and other rolling stock with an aggregate net book value of less than $250,000 on an individual basis and $1,000,000 in the aggregate.

4.4    Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Lender certificates representing any Stock constituting Pledged Collateral together with an undated stock power for each such certificate executed in blank by a duly authorized officer of such Grantor within 45 days of the Effective Date (or such later date as agreed to by Lender in its sole discretion, which agreement to extend can be via email), (b) deliver to the Lender immediately upon execution of this Security Agreement, the originals of all Tangible Chattel Paper (other than any customer contracts), Securities and other Instruments, in each case with a value in excess of $100,000, constituting Collateral owned by it on the Effective Date (if any then exist), (c) hold in trust for the Lender upon receipt and, promptly within thirty days thereafter deliver to the Lender any such Chattel Paper (other than any customer contracts), Securities and Instruments, in each case with a value in excess of $100,000, constituting Collateral, (d) not permit the aggregate value of all Chattel Paper (other than any customer contracts), Securities and other Instruments constituting Collateral and owned by the Grantors for which the originals have not been delivered to the Lender pursuant to the foregoing clauses (b) and (c) to exceed $500,000, (e) promptly within thirty days of the Lender’s request, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and immediately deliver to the Lender) any Document evidencing or constituting Collateral and (f) mark conspicuously all original Chattel Paper (other than any delivered to the Lender) with an appropriate reference to the security interest of the Lender. Notwithstanding the foregoing, upon the Lender’s written request, such Grantor will deliver to the Lender the originals of any customer contract constituting Chattel Paper with a value in excess of $100,000 and take any of the foregoing actions as may be requested by the Lender.

4.5    Uncertificated Pledged Collateral. Such Grantor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause the issuers of uncertificated securities which are Pledged Collateral and any securities intermediary which is the holder of any such Pledged Collateral, to cause the Lender to have and retain Control over such Pledged Collateral. Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary, cause such securities intermediary to enter into a Securities Account Control Agreement unless such Pledged Collateral is held in an Excluded Account.

4.6    Pledged Collateral.

(a)    In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor agrees that it will be bound by the terms of this Security Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.

(b)    Without in any way limiting the foregoing, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Loan Agreement or any other Security Instrument; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing the rights of the Lender in respect of such Pledged Collateral.

(c)    Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Loan Agreement.

4.7    Intellectual Property.

(a)    If requested by the Lender upon an Event of Default, such Grantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of the Lender of any License held by such Grantor and to enforce the security interests granted hereunder.

(b)    Such Grantor shall notify the Lender promptly (and in any event, within 30 days) if it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court, but excluding ordinary course prosecution before either such agency) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)    Upon request of the Lender, such Grantor shall execute and deliver any and all security agreements as the Lender may request to evidence the Lender’s security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)    Such Grantor shall take all actions necessary or requested by the Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine in its reasonable business judgment that such Patent, Trademark or Copyright is not material to the conduct of such Grantor’s business.

(e)    Such Grantor shall in its reasonable business judgment sue for infringement, misappropriation or dilution of such Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions reasonbly appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that such Grantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.8.

4.8    Commercial Tort Claims. Such Grantor shall (a) promptly, and in any event within ten (10) days after the same is acquired by it, notify the Lender of any commercial tort claim (as defined in the UCC) acquired by it that could reasonably be expected to result in a judgment or settlement in such Grantor’s favor in excess of $500,000 and, unless the Lender otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit I hereto (the “Amendment”), granting to Lender a security interest in such Commercial Tort Claim and (b) not permit the aggregate expected amount of judgments or settlements in favor of the Grantors in respect of all Commercial Tort Claims for which the Lender has not been granted a security interest pursuant to clause (a) to exceed $2,000,000. Such Grantor hereby authorizes the Lender to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

4.9    Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit with a face amount in excess of $1,000,000, it shall promptly, and in any event within five Business Days after becoming a beneficiary, notify the Lender thereof and cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Lender and agree to direct all payments thereunder to a Blocked Account for application to the Indebtedness, in accordance with Section 2.05 of the Loan Agreement, all in form and substance reasonably satisfactory to the Lender. No Grantor shall permit the aggregate face amounts of all letters of credit that are not Supporting Obligations for which the Grantors are beneficiary and for which the applicable Grantor has not taken the steps set forth in the immediately preceding sentence to exceed $5,000,000.

4.10    Federal, State or Municipal Claims. Such Grantor will promptly notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11    No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies.

4.12    Insurance. Each Grantor shall maintain insurance in accordance with the requirements of Section 4.07 of the Loan Agreement.

4.13    Control Agreements. Each Grantor shall enter into Control Agreements for each of its Deposit Accounts, Securities Accounts and Commodity Accounts (in each case, other than Excluded Accounts) as and when required by Section 4.13 of the Loan Agreement.

4.14    Change of Name or Location; etc. Such Grantor shall not  change its name as it appears in official filings in the state of its incorporation or organization,  change its chief executive office, principal place of business or mailing address,  change the type of entity that it is,  change its organization identification number, if any, issued by its state of incorporation or other organization, or  change its state of incorporation or organization, in each case, unless the Lender shall have received at least thirty (30) days prior written notice of such change, provided that, any new location shall be in the continental U.S.

4.15    Reserved.

4.16    Additional Grantors. Each Grantor agrees to cause each Subsidiary that is required to become a party to this Security Agreement pursuant to Section 4.12 of the Loan Agreement to become a Grantor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

ARTICLE V
    EVENTS OF DEFAULT AND REMEDIES

5.1    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: If any “Event of Default” under, and as defined in, the Loan Agreement shall occur and be continuing.

5.2    Remedies.

(a)    If any Event of Default shall occur and be continuing, the Lender may exercise any or all of the following rights and remedies:

(i)    those rights and remedies provided in this Security Agreement, the Loan Agreement, or any other Security Instrument; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender and the Secured Parties prior to an Event of Default;

(ii)    those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii)    after 1 Business Day notice to the Borrower give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral;

(iv)    after 1 Business Day (except as specifically provided elsewhere herein or in the Loan Agreement), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable; and

(v)    after 1 Business Day notice to the Borrower or the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b)    The Lender, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)    The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d)    Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies (for the benefit of the Lender and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e)    Notwithstanding the foregoing, neither the Lender nor any Secured Party shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Indebtedness or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, marshal the Collateral or any guarantee of the Indebtedness or to resort to the Collateral or any such guarantee in any particular order, or effect a public sale of any Collateral.

(f)    Each Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

5.3    Grantor’s Obligations Upon Event of Default. Upon the request of the Lender after the occurrence and during the continuance of an Event of Default and subject to applicable notice and cure periods stated herein and the other Security Instruments, each Grantor will:

(a)    assemble and make available to the Lender the material Collateral and all books and records relating thereto at any place or places reasonably specified by the Lender, whether at a Grantor’s premises or elsewhere; and

(b)    permit the Lender, by the Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy; provided that, such occupancy will not materially interfere in the day-to-day business of the applicable Grantor.

5.4    Grant of Intellectual Property License. For the purpose of enabling the Lender to exercise the rights and remedies under this Article V, each Grantor hereby grants to the Lender, for the benefit of the Lender and the Secured Parties, upon the occurrence and during the continuance of an Event of Default, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and agrees that the Lender may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Lender may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein, in each case, such Trademark use consistent with Grantor’s published Trademark usage guidelines or, if none exist, consistent with Grantor’s past practices.

ARTICLE VI
    ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1    Account Verification. The Lender may at any time after an Event of Default has occurred and is continuing, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2    Authorization for Secured Party to Take Certain Action.

(a)    Each Grantor irrevocably authorizes the Lender while an Event of Default is continuing in the sole discretion of the Lender and appoints the Lender as its attorney in fact to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, to endorse and collect any cash proceeds of the Collateral, to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Lender Control over such Pledged Collateral, to apply the proceeds of any Collateral received by the Lender to the Indebtedness as provided in Section 2.05 of the Loan Agreement, to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), to contact Account Debtors for collection purposes, to demand payment or enforce payment of the Receivables in the name of the Lender or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, to settle, adjust, compromise, extend or renew the Receivables, to settle, adjust or compromise any legal proceedings brought to collect Receivables, to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, to change the address for delivery of mail addressed to such Grantor to such address as the Lender may designate and to receive, open and dispose of all mail addressed to such Grantor, and to do all other acts and things necessary to carry out this Security Agreement, including all acts necessary or desirable in the Lender’s sole discretion to perfect and maintain the perfection and priority of the Lender’s security interests in the Collateral; and such Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement, the Loan Agreement or under any other Security Instrument.

(b)    All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender, for the benefit of the Lender and Secured Parties, under this Section 6.2 are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender or any Secured Party to exercise any such powers. The Lender agrees that it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3    Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS ITS PROXY AND ATTORNEY‑IN‑FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.4    Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE LENDER, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII
    GENERAL PROVISIONS

7.1    Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to the date of any such public sale or the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Lender or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as (x) arise solely out of the gross negligence or willful misconduct of the Lender or such Secured Party as finally determined by a court of competent jurisdiction or (y) result from a claim not involving an act or omission of any Loan Party and that is brought by an Indemnitee against another Indemnitee (other than against the Arranger or Lender in their capacities as such). To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2    Limitation on Lender’s and any Secured Party’s Duty with Respect to the Collateral. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Lender nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Lender to fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, to dispose of assets in wholesale rather than retail markets, to disclaim disposition warranties, such as title, possession or quiet enjoyment, to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3    Compromises and Collection of Collateral. The Grantors and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts within its reasonable discretion based on information known to it at the time it takes any such action.

7.4    Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Lender may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 7.4.

7.5    Reserved.

7.6    Reserved.

7.7    No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever (other than any Amendment or Assumption Agreement) shall be valid unless in writing signed by the Lender and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Lender and the Secured Parties until the Indebtedness has been paid in full.

7.8    Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9    Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Indebtedness, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Indebtedness, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10    Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Lender and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Indebtedness or any portion thereof or interest therein shall in any manner impair the Lien granted to the Lender, for the benefit of the Lender and the Secured Parties, hereunder.

7.11    Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12    Taxes and Expenses. Any taxes (including income taxes) payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Lender for any and all reasonable out‑of‑pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Lender) paid or incurred by the Lender in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (subject to the terms of the Loan Agreement, which may also include the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

7.13    Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14    Termination; Release. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Indebtedness outstanding) until the Commitments under the Loan Agreement have terminated and all of the amounts payable under the Loan Agreement and under the other Loan Documents (other than contingent indemnification and expense reimbursement amounts for which no claim has been made) has been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or supporting letter of credit has been delivered to the Lender as required by the Loan Agreement), whether or not any Secured Products remain outstanding or any amounts are payable thereunder, whereupon the Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Grantor and to be released and canceled all licenses and rights referred to in Section 5.4. The Lender shall also, at the expense of such Grantor, execute and deliver to the respective Grantor upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens and such other documentation as shall be reasonably requested by the respective Grantor to effect the termination and release of the Liens on the Collateral as required by this Section 7.14.

Upon any disposition of property permitted by the Loan Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Lender shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Lender, including financing statement amendments to evidence such release.

7.15    Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Lender relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Lender relating to the Collateral.

7.16    CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.17    CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE SECURITY INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EITHER CASE LOCATED IN NEW YORK COUNTY, NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY APPLICABLE LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM BRINGING SUIT AGAINST ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

7.18    WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

(a)    EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b)    EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES THIS SECTION 7.18 AND NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW, WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 7.18.

7.19    Indemnity. Section 8.20 of the Loan Agreement is hereby incorporated by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each Grantor.

7.20    Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Security Agreement. Any signature to this Security Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law, including having the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Security Agreement.

7.21    Lien Absolute. All obligations of each Grantor hereunder, shall be absolute and unconditional irrespective of:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any of the Indebtedness, by operation of law or otherwise, or any obligation of any other guarantor of any of the Indebtedness, or any default, failure or delay, willful or otherwise, in the payment or performance of the Indebtedness;

(b)    any lack of validity or enforceability relating to or against Borrower, any other Loan Party or any other guarantor of any of the Indebtedness, for any reason related to the Loan Agreement, any other Security Instrument or any other agreement or instrument governing or evidencing any Indebtedness, or any applicable law purporting to prohibit the payment by Borrower, any other Loan Party or any other guarantor of the Indebtedness of the principal of or interest on the Indebtedness;

(c)    any modification or amendment of or supplement to the Loan Agreement or any other Security Instrument;

(d)    any change in the time, manner or place of payment of, or in any other term of, all or any part of the Indebtedness, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, any other Security Instrument or any other agreement or instrument governing or evidencing any Indebtedness, including any increase or decrease in the rate of interest thereon;

(e)    any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party or any other guarantor of any of the Indebtedness, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower, any other Loan Party or any other guarantor of the Indebtedness, or any of their assets or any resulting release of discharge of any obligation of Borrower, any other Loan Party or any other guarantor or any of the Indebtedness;

(f)    any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Security Instrument or Indebtedness;

(g)    any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Agreement, any other Security Instrument, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of any Grantor; or

(h)    any other act or omission to act or delay of any kind by Borrower, any other Loan Party, any other guarantor of the Indebtedness, the Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Grantor’s obligations hereunder.

7.22    Release. Each Grantor consents and agrees that the Lender may at any time, or from time to time, in its discretion:

(a)    renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Indebtedness; and

(b)    exchange, release and/or surrender all or any of the Collateral (including the Pledged Collateral), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the Lender in connection with all or any of the Indebtedness; all in such manner and upon such terms as the Lender may deem proper, and without notice to or further assent from any Grantor, it being hereby agreed that each Grantor shall be and remain bound upon this Security Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Indebtedness may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Indebtedness.

ARTICLE VIII
    NOTICES

8.1    Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be given in accordance with Section 8.01 of the Loan Agreement, with each notice to each Grantor other than the Borrower being given in the same manner as notice to the Borrower under the Loan Agreement, provided that such notice shall in each case be addressed to the Grantors at the notice address set forth on Exhibit A.

8.2    Change in Address for Notices. Each of the Grantors and the Lender may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

CONSENT TO PLEDGED COLLATERAL

9.1         Each Grantor and each of its Subsidiaries, in its respective capacity as an issuer of Pledged Collateral (in such capacity, an “Issuer”), hereby (a) consents to the grant by each other Grantor to the Lender, for the benefit of the Secured Parties, of a security interest in and lien on all of the Pledged Collateral, (b) represents to the Lender that it has no rights of setoff or other claims against any of the Pledged Collateral and (c) consents to the transfer of such Pledged Collateral to the Lender or its nominee following an Event of Default and to the substitution of the Lender or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

9.2        Each Grantor hereby authorizes and instructs each Issuer to comply with any reasonable instruction received by it from the Lender in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Grantors and the Lender have executed this Security Agreement as of the date first above written.

GRANTORS:

HARTE HANKS, INC.,

a Delaware corporation

By:  /s/ Laurilee Kearnes

Name: Laurilee Kearnes

Title:   Chief Financial Officer

HARTE-HANKS DIRECT, INC.,

a New York corporation

By:   /s/ Laurilee Kearnes

Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS LOGISTICS, LLC,

a Florida limited liability company

By:    /s/ Laurilee Kearnes

Name: Laurilee Kearnes

Title:  Vice President and Treasurer

HARTE-HANKS RESPONSE MANAGEMENT/AUSTIN, INC.,

a Delaware corporation

By:    /s/ Laurilee Kearnes

Name:  Laurilee Kearnes

Title:    Vice President and Treasurer

HARTE-HANKS RESPONSE MANAGEMENT/BOSTON, INC.,

a Massachusetts corporation

By:     /s/ Laurilee Kearnes

Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS STS, INC.,

a Delaware corporation

By:    /s/ Laurilee Kearnes

Name: Laurilee Kearnes

Title:  Vice President and Treasurer

LENDER:

TEXAS CAPITAL BANK,
as Lender

By:   /s/ Jerra Jayden

Name:  Jerra Hayden

Title:   Senior Vice President

The undersigned is executing this Security Agreement as of the date and year first above written for the sole purpose of Article IX of this Security Agreement.

ISSUERS:

HARTE-HANKS DATA SERVICES LLC

By:    /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS DIRECT MARKETING/BALTIMORE, INC.

By:  /s/ Laurilee Kearnes
Name:   Laurilee Kearnes

Title:  Vice President and Treasurer

HARTE-HANKS DIRECT MARKETING/DALLAS, INC.

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS DIRECT MARKETING/FULLERTON, INC.

By:  /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:  Vice President and Treasurer

HARTE-HANKS DIRECT MARKETING/CINCINNATI, INC.

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS FLORIDA, INC.

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

SALES SUPPORT SERVICES, INC.

By:  /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS UK LIMITED

By:   /s/ Brian Linscott
Name:  Brian Linscott

Title:   President

HARTE HANKS STRATEGIC MARKETING, INC.

By: /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:  Vice President and Treasurer

HARTE-HANKS DO BRAZIL CONSULTORIA E SERVICOS LTDA.

By: Harte Hanks, Inc., its sole owner

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Chief Financial Officer

HARTE-HANKS PRINT, INC.

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS BELGIUM N.V.

By: /s/ Brian Linscott
Name: Brian  Linscott

Title:   Director

HARTE-HANKS EUROPE B.V.

By: /s/ Brian Linscott
Name: Brian Linscott

Title:   Director

HARTE-HANKS MARKET INTELLIGENCE ESPANA LLC

By:    /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE-HANKS PHILIPPINES, INC.

By:   /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:  Vice President

HARTE-HANKS SHOPPERS, INC.

By:  /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

NSO, INC.

By:  /s/ Laurilee Kearnes
Name:  Laurilee Kearnes

Title:    Vice President and Treasurer

SOUTHERN COMPRINT CO.

By:  /s/ Laurilee Kearnes
Name: Laurilee Kearnes

Title:   Vice President and Treasurer

HARTE HANKS TRANQUILITY LIMITED

By:   /s/ Brian Linscott
Name:  Brian Linscott

Title:    Director, Secretary

EXHIBIT A

(See Sections 3.2, 3.3, 3.4, 3.6, 4.1 and 8.1 of Security Agreement)

NOTICE ADDRESS FOR ALL GRANTORS

PART I – GRANTOR INFORMATION

c/o Harte Hanks, Inc.

2800 Wells Branch Parkway

Austin, Texas 78728

Attention: Laurilee Kearnes

INFORMATION AND COLLATERAL LOCATIONS

Name of Grantor	Jurisdiction of Organization and Type of Entity	Organizational ID Number	Federal ID Number	Chief Executive Office or Principal Place of Business	Former names	Locations of Collateral
Harte Hanks, Inc.	Delaware corporation	762402	74-1677284	2800 Wells Branch Parkway Austin, Texas 78728	Harte-Hanks, Inc.	See Part II, Section (b)
Harte-Hanks Direct, Inc.	New York corporation	1349117	13-3520560	3800 Horizon Blvd., Suite 500, Trevose, Pennsylvania 19053	Harte Hanks Teleservices, LLC	See Part II, Section (b)
Harte-Hanks Logistics, LLC	Florida limited liability company	L12000155417	30-0758173	1400 East Newport Center Drive, Suite 200, Deerfield Beach, Florida 33442	N/A	See Part II, Section (b)
Harte-Hanks Response Management/Austin, Inc.	Delaware corporation	4376971	74-2898255	2800 Wells Branch Parkway, Austin, Texas 78728	N/A	See Part II, Section (b)
Harte-Hanks Response Management/Boston, Inc.	Massachusetts corporation	042210147	04-2210147	600 North Bedford Street, E. Bridgewater, Massachusetts 02333	N/A	See Part II, Section (b)
Harte-Hanks STS, Inc.	Delaware corporation	4237966	20-5779914	2 Executive Drive, Chelmsford, Massachusetts 01824	N/A	See Part II, Section (b)

PART II – LOCATIONS OF COLLATERAL FOR ALL GRANTORS:

(a) Properties Owned by any Grantor:

Owner	Street Address	Description
N/A	N/A	N/A

(b) Properties Leased by any Grantor (Include Landlord’s name):

Lessee	Property Address	Lessor	Location	Expiration Date
Harte-Hanks Direct, Inc.	3800 Horizon Blvd., Suite 500, Trevose, PA 19053	Horizon Office Development I, LP	Trevose, PA	2/28/2025
Harte-Hanks Logistics, LLC	1400 Newport Center Drive, Suite 200, Deerfield Beach, FL 33442	Rainbow Warehouse, LLC	Deerfield Beach, FL	8/31/2024
Harte-Hanks Response Management/Austin, Inc.	2800 Wells Branch Pkwy, Austin, TX 78728	Corridor Realty Corp	Austin, TX	12/31/2021
Harte-Hanks Response Management/Boston, Inc.	600 North Bedford Street, E. Bridgewater, MA 02333	Equity Industrial E. Bridgewater, LLC	E. Bridgewater, MA	06/30/2024
Harte-Hanks STS, Inc.	2 Executive Drive, Chelmsford, MA 01824	NV 2 Executive Drive, LLC	Chelmsford, MA	12/31/2022

(c) Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (Include name of Warehouse Operator or other Bailee or Consignee):

Lessee	Property Address	Operator	Property Description	Monthly Amount	Expiration Date
N/A	N/A	N/A	N/A	N/A	N/A

EXHIBIT B

(See Section 3.5 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account	Excluded Account as of the Effective Date (Yes/No)
Harte Hanks, Inc.	Texas Capital Bank	1511012757	Parent Account	No
Harte Hanks, Inc.	Texas Capital Bank	1511012765	Depository	No
Harte Hanks, Inc.	Texas Capital Bank	1511012773	E-Commerce	No
Harte Hanks, Inc.	Texas Capital Bank	1518000094	Payroll CDA	No
Harte Hanks, Inc.	Texas Capital Bank	1518000086	A/P CDA	No
Harte Hanks, Inc.	Texas Capital Bank	1518000102	Flex Spending CDA	No
Harte Hanks Response Management/Boston	Texas Capital Bank	1511012971	Putnam Program	No
Harte Hanks Response Management/Boston	Texas Capital Bank	1511013037	Waddell & Reed Program	No
Harte Hanks Response Management/Boston	Texas Capital Bank	1511013045	BMW CC Processing	No
Harte Hanks Response Management/Boston	Texas Capital Bank	5011029369	Clorox Program	No
Harte Hanks Response Management/Boston	Texas Capital Bank	5111017553	Campari Program	No
Harte Hanks Response Management/Boston	Texas Capital Bank	5018000124	Walmart Rebates	Yes

COMMODITY ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account	Excluded Account as of the Effective Date (Yes/No)
N/A	N/A	N/A	N/A	N/A

SECURITIES ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Description of Account	Excluded Account as of the Effective Date (Yes/No)
N/A	N/A	N/A	N/A	N/A

EXHIBIT C

(See Section 3.7 of Security Agreement)

LETTER-OF-CREDIT RIGHTS

None.

CHATTEL PAPER (including any customer contracts)

None.

EXHIBIT D

(See Sections 3.9 and 3.10 of Security Agreement)

INTELLECTUAL PROPERTY RIGHTS

PATENTS

Name of Grantor	Patent Description	Patent Number	Issue Date
N/A	N/A	N/A	N/A

PATENT APPLICATIONS

Name of Grantor	Patent Application	Application Filing Date	Application Serial Number
N/A	N/A	N/A	N/A

TRADEMARKS

Name of Grantor	Trademark	Registration Number
Harte Hanks, Inc.	True Health and Wellness	4452119
Harte Hanks, Inc.	We Make Brands Personal	7314843
Harte Hanks, Inc.	Pretrak	4221651
Harte Hanks, Inc.	Momentium	4056191
Harte Hanks, Inc.	The Agency Inside	3967247
Harte Hanks, Inc.	Insight. Passion. Results.	3800527
Harte-Hanks Direct, Inc.	Postfuture	2439475
Harte Hanks, Inc.	Harte Hanks	2150450
Harte-Hanks Direct, Inc.	Dimark	1869882
Harte Hanks, Inc.	HARTE HANKS design	2152012

TRADEMARK APPLICATIONS

Name of Grantor	Trademark Application	Application Serial Number
Harte Hanks, Inc.	Data Refinery	86794616
Harte Hanks, Inc.	HARTE HANKS squares design	86118883
Harte Hanks, Inc.	Connections Made. Impact Delivered.	86106660
Harte Hanks, Inc.	Total Customer Discovery	86828631

COPYRIGHTS

Name of Grantor	Copyright	Registration Number
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Harte-Hanks Direct Marketing product & Services manual	TX0001912563
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Effective, interviewing-the front door to productivity	PA0000117710
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	10/9/78 column for Wednesday 10-11 or later	TX0000140289
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Editorial management program	TXu000043961
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	For Sunday 10-15 or later & 3 other titles	V1699P378
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	For Sunday 10/15 or later	TX0000140290
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Harte-Hanks direct marketing product and services manual	TX0001865480
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Harte-Hanks direct marketing product and services manual: Vol. II	TX0001903482
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Harte-Hanks newspapers prize pictures of ‘77	TX0000105523
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Legislative contributions & 1 other title	V1719P314
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	One on one	V2057P174
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	One on one	TX0001342745
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Telemarketing West, a division of Harte-Hanks Communications, presents Training module 1[-6] of The Shopper telemarketing series 1	TX0002152832
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Weatherhoud	VAu000227983
Harte Hanks, Inc. (FKA Harte-Hanks Communications, Inc.)	Zipcom & 1 other title	V1984P349
Harte Hanks, Inc. (FKA Harte-Hanks Direct Marketing)	How to (finally) meet your “type”	TX0003440056
Harte Hanks, Inc.	Harte-Hanks agent academy: an explosive training program equipped to prepare you for all future missions	TX0005265797

COPYRIGHT APPLICATIONS

Name of Grantor	Copyright Application	Application Filing Date	Application Serial Number
N/A	N/A	N/A	N/A

INTELLECTUAL PROPERTY LICENSES

Name of Grantor	Name of Agreement	Date of Agreement	Parties to Agreement
Secured Mail Solutions, LLC	Settlement and License Agreement	December 19, 2013

Harte-Hanks, Inc., Harte-Hanks Direct, Inc., Harte Hanks Direct Marketing/Baltimore, Inc., Harte-Hanks Direct Marketing/Cincinnati, Inc., Harte-Hanks Direct Marketing/Dallas, Inc., Harte-Hanks Direct Marketing/Fullerton, Inc., Harte-Hanks Direct Marketing/Jacksonville, LLC, Harte-Hanks Direct Marketing/Kansas City, LLC, and Harte-Hanks Print, Inc.

EXHIBIT E

(See Section 3.10 of Security Agreement)

TITLE DOCUMENTS

I. Vehicles and other rolling stock subject to certificates of title:

Vehicles / Equipment (not subject to a Lien):

Paid Off Vehicles

1GCHG35U541114975	2004	Chevrolet Van
1FVACWDC27HY00477	2007	Freightliner M2106
3ALACWFC7LKLT1691	2020	Freightliner M2

II. Aircraft/engines/parts, ships, railcars and other vehicles governed by federal statute:

Name of Grantor	Description	Registration Number
N/A	N/A	N/A

EXHIBIT F

(See Section 3.10 of Security Agreement)

FIXTURES

I. Legal description, county and street address of property on which Fixtures are located (by Grantor):

N/A

II. Name and Address of Record Owner:

N/A

EXHIBIT G

(See Section 3.12 of Security Agreement and Definition of “Pledged Collateral”)

LIST OF PLEDGED COLLATERAL, SECURITIES AND OTHER INVESTMENT PROPERTY

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares/ Interest	Type of Stock	Percentage of Outstanding Stock Owned by Grantor	Percentage of Voting Stock Pledged
Harte Hanks, Inc.	Harte-Hanks Data Services LLC	N/A	100	Membership Units	100%	100%
Harte Hanks, Inc.	Harte-Hanks Direct Marketing/Baltimore, Inc.	7	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Direct Marketing/Cincinnati, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Direct Marketing/Dallas, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Direct Marketing/Fullerton, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Florida, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Sales Support Services, Inc.	1	10,000 (authorized) 5,617 (outstanding)	Stock	100%	100%
Harte Hanks, Inc.	Harte Hanks UK Limited	3 (representing 35 shares) 4 (representing 65 shares )	100	Stock	75%	65%
Harte Hanks, Inc.	Harte Hanks Strategic Marketing, Inc.	2	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks do Brazil Consultoria e Servicos Ltda.	N/A	R$ 7.660.644,00	Real-R$	100%	65%
Harte Hanks, Inc.	Harte Hanks Tranquility Limited	1	11	Stock	100%	65%
Harte Hanks, Inc.	Harte-Hanks Print, Inc.	1	20,000,000 (authorized) 1,000 (outstanding)	Stock	100%	100%
Harte Hanks, Inc. Harte-Hanks Direct, Inc.	Harte-Hanks Belgium N.V.	N/A	BEF 6,25,0,000	Registered Shares	100%	65%
Harte Hanks, Inc.	Harte-Hanks Europe B.V.	N/A	NLG 200,000 (authorized) NLG 40,000 (outstanding)	Capital	100%	65%
Harte Hanks, Inc.	Harte-Hanks Market Intelligence Espana LLC	N/A	100	Membership Units	100%	100%
Harte Hanks, Inc.	Harte-Hanks Philippines, Inc.	15	₱11,200,000.00	Stock	100%	65%
Harte Hanks, Inc.	Harte-Hanks Response Management/Boston, Inc.	1	5,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Response Management/Austin, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks Shoppers, Inc.	101	250,000 (authorized) 15,175 (outstanding)	Stock	100%	100%
Harte Hanks, Inc.	Harte-Hanks STS, Inc.	001	1,000	Stock	100%	100%
Harte Hanks, Inc.	NSO, Inc.	1	1,000	Stock	100%	100%
Harte Hanks, Inc.	Southern Comprint Co.	5	1,500 (authorized) 1,070 (outstanding)	Stock	100%	100%

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity
None	N/A	N/A	N/A	N/A	N/A

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity
None	N/A	N/A	N/A	N/A	N/A	N/A

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest
None	N/A	N/A	N/A

EXHIBIT H

(See Sections 3.1 and 3.10 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

Name of Grantor	Filing Office
Harte Hanks, Inc.	Delaware
Harte-Hanks Direct, Inc.	New York
Harte-Hanks Logistics, LLC	Florida
Harte-Hanks Response Management/Austin, Inc.	Delaware
Harte-Hanks Response Management/Boston, Inc.	Massachusetts
Harte-Hanks STS, Inc.	Delaware

EXHIBIT I

(See Section 4.8 of Security Agreement)

AMENDMENT

This Amendment, dated ________________, ___ is delivered pursuant to Section [4.4/4.8] of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement dated as of December [_], 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), between the undersigned, as the Grantors, and Texas Capital Bank, as the Lender and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Indebtedness referred to in said Security Agreement.

By:

Name:

Title:

SCHEDULE I TO AMENDMENT

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT J

(See Article II of the Security Agreement)

COMMERCIAL TORT CLAIMS

                                                                                                                                                                   None

Annex 1 to
Pledge and Security Agreement

ASSUMPTION AGREEMENT, dated as of __________________________, 20___, by ______________________________, a ____________________ (the “Additional Grantor”), in favor of TEXAS CAPITAL BANK, as lender (in such capacity, the “Lender”). All capitalized terms not defined herein shall have the meaning ascribed to them in the below-referenced Security Agreement.

PRELIMINARY STATEMENTS

A.         HARTE HANKS, INC., a Delaware corporation (“Borrower”), each of the other Loan Parties from time to time party thereto and the Lender have entered into that certain Loan Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B.         In connection with the Loan Agreement, the Loan Parties have entered into the Pledge and Security Agreement dated as of December 21, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Lender for the benefit of the Secured Parties.

C.          The Loan Agreement requires the Additional Grantor to become a party to the Security Agreement.

D.          The Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement.

ACCORDINGLY, IT IS AGREED:

1.    Security Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 4.16 of the Security Agreement, hereby becomes a party to the Security Agreement as a “Grantor” thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A attached hereto is hereby added to the information set forth in the appropriate Exhibits to the Security Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement is, as to itself, true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. The Additional Grantor represents and warrants that the information set forth in Annex 1-A attached hereto is true and correct in all respects and sets forth all information required to be scheduled under the Security Agreement with respect to the Additional Grantor.

2.    CHOICE OF LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first written above.

[ADDITIONAL GRANTOR]

By:
Name:
Title: